Exhibit 99.1

              Muzak Holdings LLC Announces Third Quarter
                               Results

    Operating Highlights (excludes DMX transaction related amounts):

    EBITDA increases 9.5% over prior year

    Positive free cash flow of $0.6 million


    FORT MILL, S.C.--(BUSINESS WIRE)--Nov. 14, 2007--Muzak Holdings LLC ("Muzak" or the "Company"), a leading provider of business music services in the United States, today announced financial results for the quarter ended September 30, 2007.

    Total revenue for the quarter ended September 30, 2007 was $62.1 million, a 1.4% decrease, compared to $63.0 million for the quarter ended September 30, 2006. Music and other business services revenue for the quarter ended September 30, 2007 was $47.0 million, a 1.7% decrease, compared to $47.7 million for the quarter ended September 30, 2006. Equipment sales and related services revenue was $15.1 million in the quarter ended September 30, 2007 as compared to $15.2 million for the same period in 2006.

    Total revenue for the nine months ended September 30, 2007 was $187.2 million, a 1.8% increase, compared to $183.9 million for the nine months ended September 30, 2006. Music and other business services revenue for the nine months ended September 30, 2007 was $142.6 million, a 0.1% increase, compared to $142.4 million for the nine months ended September 30, 2006. Equipment sales and related services revenue increased to $44.6 million for the nine months ended September 30, 2007 as compared to $41.5 million for the same period in 2006.

    EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) was $17.3 million for the quarter ended September 30, 2007 (excluding $1.1 million in expenses directly associated with the proposed DMX transaction), an increase of $0.5 million or 3.0% as compared to $16.8 million in the quarter ended September 30, 2006 (excluding $2.0 million in ERP impairment). Revenue decreases were offset by decreases in cost of revenues, increasing our total margins on revenue to 58.1% for the quarter ended September 30, 2007 compared to 57.6% for the quarter ended September 30, 2006. Selling, general and administrative expenses as a percentage of total revenue fell to 30.8% for the quarter ended September 30, 2007 from 31.4% for the quarter ended September 30, 2006 (excluding $2.0 million in ERP impairment).

    EBITDA was $52.3 million for the nine months ended September 30, 2007 (excluding $2.6 million in expenses directly associated with the proposed DMX transaction), an increase of $5.2 million or 11.0% as compared to $47.1 million in the nine months ended September 30, 2006 (excluding $2.0 million in ERP impairment). Our total margins on revenues increased to 59.0% for the nine months ended September 30, 2007 compared to 58.3% for the nine months ended September 30, 2006. Selling, general and administrative expense as a percentage of total revenue fell to 31.5% for the nine months ended September 30, 2007 from 33.0% for the nine months ended September 30, 2006.

    EBITDA is not intended to be a performance measure that should be regarded as an alternative to, or more meaningful than, net income as a measure of performance, as determined in accordance with generally accepted accounting principles, known as GAAP. Net loss for the quarter ended September 30, 2007 was $8.1 million, a 22.6% decrease, compared to $10.4 million in the prior year and was $23.9 million for the nine months ended September 30, 2007, which is a 22.6% decrease from the $30.9 million in the prior year. EBITDA and net loss include $1.1 million and $2.6 million in non-recurring costs associated with the potential DMX transaction for the three and nine months ended September 30, 2007, respectively. See attached reconciliation from net loss to EBITDA and to EBITDA as defined by the indentures.

    The Company generated a net cash increase of $1.4 million for the three months ended September 30, 2007 versus an increase of $0.3 million for the three months ended September 30, 2006 and generated $5.1 million and $1.9 million for the nine months ended September 30, 2007 and 2006, respectively (excluding $0.8 million and $1.5 million in proposed DMX transaction expenses paid in the quarter and nine months ended September 30, 2007, respectively). This represents the eighth consecutive quarter of positive cash flow. The positive cash flow for the quarter is primarily attributable to more efficient subscriber additions through the continued implementation of the Company's standardized pricing initiative and other operational efficiencies. The net investment made in new subscriber locations was $6.1 million for the quarter ended September 30, 2007 versus $6.2 million in 2006.

    The Company previously announced that it is contemplating a future consolidation or combination with DMX, Inc. This combination would be contingent on a sale of the combined entity to a undetermined third party buyer following clearance by federal regulators. Accordingly, the parties have submitted a Hart-Scott-Rodino filing seeking clearance for such a transaction. In the interim, Muzak and DMX will remain independent companies and continue to compete and to provide, without disruption, the highest-quality products and services to their respective clients. The Company is currently in the process of fulfilling a request for additional information and documents, (commonly referred to as a "second request"), in connection with the Department of Justice's review of the Company's proposed combination with DMX. While a substantial amount of data has been provided to the Department of Justice, we cannot state with certainty when the Department's review will be completed and to the ultimate outcome. During the quarter ended September 30, 2007, the Company expensed $1.1 million in transaction related expenditures and $2.6 million for the nine months ended September 30, 2007. These expenses are recorded in selling, general and administrative expenses in the Company's form 10Q. Actual cash paid related to this transaction was $0.8 million and $1.5 million, respectively, for the quarter and nine months ended September 30, 2007.

    Muzak Holdings LLC will have a conference call on November 14, 2007 at 10:00 a.m. (Eastern Standard Time) to discuss third quarter results. The call in number is 1-800-341-3130 and the access code is 19788974. A replay of the call will be available for one week beginning at 11:00 a.m. on November 15, 2007. The replay number is 1-888-843-8996 and the access code is 19788974#.

    Muzak creates experiences that reach more than 100 million people daily. Some of the biggest brands in business work with Muzak to enhance their brand image. More than 80 core music programs and an endless variety of custom programs are distributed through a national network of sales and service locations, from Muzak's library of approximately 2 million tracks. For more information, visit www.muzak.com.

    The above statements include forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Some of these statements can be identified by terms and phrases such as "anticipate", "believe", "intend", "expect", "could", "may", "will" and similar expressions and include references to assumptions that the Company believes are reasonable and relate to our future prospects, developments and business strategies. Forward-looking statements involve risks and uncertainties, including, but not limited to those related to the Company's substantial leverage and debt service requirements, restrictions imposed by the terms of the Company's indebtedness, our history of net losses, our lack of readily available funds to borrow, our dependence on satellite delivery of our products, our dependence on third parties to license music rights, possible disruption poised by new business strategies and initiatives, the impact of natural disasters on our client locations and our support facilities, future capital requirements, the impact of competition and technological change, the availability of cost-effective programming, the impact of legislation and regulation, our dependence on the contributions of key personnel, the ability to control or impact client cancellations, potential conflicts poised by the significant ownership stake of our controlling equity holder, risks associated with the effect of general economic conditions and the other factors discussed in the Company's filings with the Securities and Exchange Commission. Actual results could differ materially from these forward-looking statements. The Company undertakes no obligation to update these forward-looking statements.



                          Muzak Holdings LLC
                         Financial Highlights
----------------------------------------------------------------------
                  (unaudited, dollars in thousands)

                                          Quarter Ended

                                      9/30/2007   9/30/2006  % Change
                                     ----------- ----------- ---------
Selected Operations Data

 Revenues
  Music and Other Business Services $ 46,955 $ 47,743 -1.7% Equipment Sales and Related
   Services                              15,109      15,218      -0.7%
                                     ----------- ----------- ---------
   Total Revenues                        62,064      62,961      -1.4%
                                     ----------- ----------- ---------

 Cost of Revenues
  Music and Other Business Services 11,589 11,749 -1.4% Equipment Sales and Related
   Services                              14,389      14,928      -3.6%
                                     ----------- ----------- ---------
   Total Cost of Revenues                25,978      26,677      -2.6%
                                     ----------- ----------- ---------

 Selling, General and Administrative
  Expenses (1)                           19,093      21,698     -12.0%

 Other (income) expense                    (321)       (270)     18.9%
 Transaction related expenses (2)         1,050           -         -
                                     ----------- ----------- ---------

  EBITDA (3)                         $   16,264  $   14,856       9.5%
                                     =========== =========== =========
    EBITDA Margin                          26.2%       23.6%


Other financial data

 EBITDA per the indentures (3)       $   16,611  $   15,228
 Muzak LLC Interest Expense              11,642      11,873
 Muzak Holdings LLC Interest Expense     12,458      12,688
 Muzak LLC Net Debt to EBITDA (4)          6.30x       6.94x
 Muzak Holdings LLC Net Debt to            6.67x       7.34x
  EBITDA (4)

Balance sheet data (end of period)

 Cash Balance (5)                    $   24,482  $   19,692
 Muzak LLC Total Debt (6)               441,220     440,988
 Muzak Holdings LLC Total Debt (6)      465,465     465,233




                          Muzak Holdings LLC
                         Financial Highlights
----------------------------------------------------------------------
                  (unaudited, dollars in thousands)



                                        Nine months ended

                                      9/30/2007   9/30/2006  % Change
                                     ----------- ----------- ---------
Selected Operations Data

 Revenues
  Music and Other Business Services  $  142,587  $  142,407       0.1%
  Equipment Sales and Related
   Services                              44,611      41,496       7.5%
                                     ----------- ----------- ---------
   Total Revenues                       187,198     183,903       1.8%
                                     ----------- ----------- ---------

 Cost of Revenues
  Music and Other Business Services      34,204      34,069       0.4%
  Equipment Sales and Related
   Services                              42,475      42,587      -0.3%
                                     ----------- ----------- ---------
   Total Cost of Revenues                76,679      76,656       0.0%
                                     ----------- ----------- ---------

 Total Selling, General and
  Administrative (1)                     58,976      62,570      -5.7%

 Restructuring Charges (7)                    -         339         -
 Other (income) expense                    (728)       (784)     -7.1%
 Transaction related expenses (2)         2,600           -         -
                                     ----------- ----------- ---------

  EBITDA (3)                         $   49,671  $   45,122      10.1%
                                     =========== =========== =========
    EBITDA Margin                          26.5%       24.5%

 EBITDA per the indentures (3)       $   50,761  $   46,458




(1) Selling, general, and administrative expenses include non-cash amortization and impairment of capitalized commissions of $3.8 million and $4.0 million for the quarter ended September 30, 2007 and 2006, respectively and $11.5 million and $12.3 million for the nine months ended September 30, 2007 and 2006, respectively.

Selling, general, and administrative expenses include $0.3 million and $0.4 million of capitalized labor impairment charges for the quarter ended September 30, 2007 and 2006, respectively and $1.1 million and $1.3 million for the nine months ended September 30, 2007 and 2006, respectively.


Selling, general, and administrative expenses include $2.0 million write-off of ERP system for the quarter and nine months ended
 September 30, 2006.

(2) Transaction related expenses include $1.1 million and $2.6 million of expenses directly associated with the proposed DMX transaction.

(3) Represents net income before interest, income tax benefit (expense), depreciation and amortization. The Company evaluates performance using several measures, one of them being EBITDA as defined by our Senior Discount Notes, Senior Subordinated Notes, and Senior Notes indentures (the "Notes"). The primary difference between EBITDA and EBITDA per indentures is the exclusion of non-cash items. Non-cash items excluded are comprised of the write-off of capitalized labor upon client terminations. EBITDA is not intended to be a performance measure that should be regarded as an alternative to, or more meaningful than, net income as a measure of performance, as determined in accordance with generally accepted accounting principles, known as GAAP. However, management believes that EBITDA provides useful information because EBITDA as defined by our Notes indentures is used to determine our ability to incur additional indebtedness. The following tables provides a reconciliation from net income to EBITDA and to EBITDA as defined in the Notes.




                                                   Three months ended
                                                    Q3 2007   Q3 2006
                                                   --------- ---------
Net Loss                                           $ (8,072) $(10,433)
Interest expense                                     12,458    12,688
Taxes                                                   (99)      (78)
Depreciation and amortization                        11,977    12,679
                                                   --------- ---------
EBITDA                                               16,264    14,856
                                                   --------- ---------
Non-cash items                                          347       372
                                                   --------- ---------
EBITDA pursuant to the Notes                       $ 16,611  $ 15,228
                                                   ========= =========

                                                    Nine months ended
                                                    Q3 2007   Q3 2006
                                                   --------- ---------
Net Loss                                           $(23,941) $(30,923)
Interest expense                                     37,575    37,715
Taxes                                                  (306)     (242)
Depreciation and amortization                        36,344    38,572
                                                   --------- ---------
EBITDA                                               49,672    45,122
                                                   --------- ---------
Non-cash items                                        1,089     1,336
                                                   --------- ---------
EBITDA pursuant to the Notes                       $ 50,761  $ 46,458
                                                   ========= =========




(4) Reflects Total Debt described in (6) below less unrestricted cash divided by EBITDA per the Notes on a Last Quarter Annualized Basis.

(5) Cash balance includes restricted cash of $1.7 million, which was used to cash collateralize letters of credit

(6) Total Debt excludes $1.7 million of debt of a subsidiary that is non-recourse to the Company.

(7) Restructuring charges include $0.3 million of severance relating to implementation of a field management reorganization implemented in January 2006



    CONTACT: Muzak Holdings LLC
             Dodd Haynes, Chief Financial Officer or
             Marissa Ferrari, Media Relations, 803-396-3000